UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2026
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation of the	000-51404	35-6001443
United States
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of an organizational realignment, on March 23, 2026, the Federal Home Loan Bank of Indianapolis (“Bank”) announced that Mr. Gregory L. Teare, Executive Vice President - Chief Financial Officer, was appointed to serve as Chief Financial Strategy Officer. Mr. Teare has served as the Bank's Chief Financial Officer since February 2015.

Mr. Chad A. Brandt, age 61, Senior Vice President, was appointed Chief Financial Officer of the Bank, effective March 23, 2026. Mr. Brandt has served as Senior Vice President - Treasurer since January 2016, when he joined the Bank. As a result of this promotion, Mr. Brandt will serve as the Bank’s Principal Financial Officer. Neither Mr. Brandt nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Bank.

Mr. Brandt will be paid an annual base salary of $425,000, prorated for 2026 and remains a Level 1 Participant under the Bank’s 2026 Incentive Compensation Plan. For additional information about the Bank’s executive incentive and employee benefit plans, see the Bank’s Annual Report on Form 10-K filed with the SEC on March 12, 2026.

Mr. Brandt and Mr. Teare are at-will employees. The Bank has not entered into a change in control or other employment agreement with either Mr. Brandt or Mr. Teare but may choose to do so in the future. Both Mr. Brandt and Mr. Teare will continue to be covered by the Key Employee Severance Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2026

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/BRENDAN W. MCGRATH
Brendan W. McGrath
President - Chief Executive Officer